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                                                                  Exhibit  23.01



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-77060, 33-93048, 333-49561, 333-49561, 333-56349, and 333-
55827) and in the Registration Statements on Form S-3 (Nos. 333-82089 and 333-94641) of our report dated February 7, 2000, with respect to the consolidated financial statements and schedule of ATMI, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.

                                              Ernst & Young LLP


Stamford, Connecticut

February 25, 2000